Exhibit 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm as experts under the caption "Experts--Independent Registered Public Accounting Firm" and to the use of our report dated April 23, 2010, in Amendment No. 2 to the Registration Statement (File No. 333-163673) and related prospectus of Millington Unit Investment Trusts, Series 3.


                                                  /s/ GRANT THORNTON LLP

                                                  GRANT THORNTON LLP

Chicago, Illinois
April 23, 2010